 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 of Registration Statement on Form S-1/A of Wrap Technologies, Inc. of our report dated March 29, 2017 relating to the financial statements of Wrap Technologies, LLC which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in this registration statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
June 21, 2017